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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                                  ALPHA G, INC.

                                    ARTICLE I

                                     OFFICES

            Section 1. Registered Office. The registered office of Alpha G, Inc. (hereinafter, the "Corporation") shall be located in the County of Westchester.

            Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

            Section 1. Annual Meetings. Annual meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting given by the Corporation, shall, commencing in the year 1999, be held at such place, either within or without the State of New York, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the principal executive offices of the Corporation in New York on the last Wednesday of April.

            If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the
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next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect members of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting.

            Section 3. Voting and Proxies. In accordance with the terms of the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of these Bylaws, each holder of the Corporation's common stock, par value $.001 (the "Common Stock"), shall be entitled to one vote, in person or by proxy, per share. No proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by a plurality vote; all other questions shall be decided by a majority vote except as otherwise provided by these Bylaws, the Certificate of Incorporation or the laws of the State of New York.

            Section 4. Quorum. A majority of the voting power of the outstanding shares of the Corporation's capital stock entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. In determining whether a quorum is present treasury shares shall not be counted. If less than a majority of the voting power of the outstanding shares are represented, a majority of the voting power of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The shareholders present at a duly organized meeting may continue to transact business until an adjournment not withstanding the withdrawal of enough shareholders to leave less than a quorum. At any duly organized meeting, except as otherwise provided by these Bylaws or in the Certificate of Incorporation, a vote of a majority of the voting power of the stock represented thereat shall decide any question brought before the meeting.

            Section 5. Notice of Meetings. Written notice, stating the place, date and time of the annual or


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special meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat at such shareholder's address as it appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any special meeting or any annual meeting; provided, business not stated in the notice of an annual meeting may be transacted at such annual meeting with the unanimous consent of all the shareholders entitled to vote thereat.

            Section 6. Special Meetings. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of shareholders to call a special meeting to elect a sufficient number of directors to conduct the business of the Corporation under specified circumstances, special meetings of share holders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined herein) or the Chairman of the Board, upon not less than ten nor more than fifty days' written notice, or alternatively, at the request of the holders of a majority of the voting power of the then outstanding voting stock of the Corporation.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. General. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall consist of not less than five nor more than nine persons. Subject to any rights of holders of preferred stock to elect directors under specified circumstances, the exact


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number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Initially, the number of directors shall be seven (7) directors. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor share holders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

            Section 2. Removal. Any or all of the directors may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. Any director may be removed for cause by the action of a majority of the directors at a special meeting called for that purpose.

            Section 3. Newly Created Directorships and Vacancies. Subject to any rights of holders of preferred stock or any other series or class of Stock, and unless the Board of Directors otherwise determines, any new directorships and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

            Section 4. Books and Records. The Board of Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of New York, at such place or places as they may from time to time determine.


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            Section 5. Compensation. The Board of Directors, or any committee thereof, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

            Section 1. Time and Place. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New York. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

            Section 2. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer on two days' notice to each director, either personally or by mail or by telegram, or on such shorter notice as the person calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors.

            Section 3. Notice. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who at tends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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            Section 4. Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 5. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 6. Meetings by Written Consent. Unless the Certificate of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                   COMMITTEES

            Section 1. General. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate, from among its members, committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except as otherwise required by law. Vacancies in the membership of any committee shall be filled by the


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Board of Directors at a regular or special meeting of the Board of Directors.

            Section 2. Executive Committee. The executive committee of the Board of Directors shall consist of the Chairman of the Board and not less than three nor more than eight members elected by the Board of Directors from their own number. The chairman of this committee shall be selected by the Board of Directors. The executive committee in the interim between meetings of the Board of Directors shall exercise all of the powers of the Board of Directors.

            Section 3. Compensation Committee. The compensation committee shall consist of not less than three nor more than eight members whose chairman shall also be named by the Board of Directors. The compensation committee shall prescribe the compensation of all officers having an annual compensation of one hundred fifty thousand dollars ($150,000) or more. The compensation of all other officers shall be determined by the Chief Executive Officer.

            Section 4. Audit Committee. The audit committee shall consist of not less than three nor more than eight members elected by the Board of Directors from among their own number; provided, however, that a majority of the members of the committee shall be independent directors. The chairman of the committee shall also be selected by the Board of Directors. The audit committee shall recommend to the Board of Directors the firm to be employed by the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review the fees of the external auditors for audit and non-audit services; shall review, in consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statement, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of


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the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

            Section 5. Finance Committee. The Board of Directors may elect from its membership a finance committee of not less than three nor more than eight members elected by the Board of Directors from among their own number. The chairman of the committee shall also be selected by the Board of Directors. The finance committee shall have special charge and control of all financial affairs of the Corporation. The principal functions and responsibilities of the finance committee are to: review and approve investment and loan policies; review and approve asset-liability management policies; monitor corporate financial results; recommend corporate financial actions, including dividends and capital financing. The finance committee shall make recommendations to the Board of Directors with respect to the terms and provisions of any issue of securities of the Corporation, including equity and debt securities, and shall serve as the pricing committee in connection with any such financing and shall authorize the execution of such underwriting agreements as may be necessary or desirable to effectuate such issue.

            Section 6. Nominating Committee. The nominating committee shall consist of all non-employee (independent) directors of the Corporation, with its chairman to be named by the Board of Directors. The nominating committee shall meet periodically to review the qualifications of potential Board of Directors candidates from whatever source received; shall report its findings to the Board of Directors and propose nominations for Board of Directors membership for approval by the Board of Directors and for submission to shareholders for approval; and shall review and make recommendations to the Board of Directors, where appropriate, concerning the size of the Board of Directors and the frequency of meetings. The nominating committee shall have and exer-


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cise all such power as it shall deem necessary for the performance of its duties.

            Section 7. Meetings. Meetings of the executive committee, the finance committee, the nominating committee, the compensation committee, and the audit committee shall be held on call of the Chairman of the Board or any committee member. Meetings may be held informally, by telephone, or by mail, and it is not necessary that members of the committee be physically present together in order for a meeting to be held. Two or more members of a committee shall constitute a quorum.

                                   ARTICLE VI

                                     NOTICES

            Section 1. General. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

            Section 2. Waiver. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                                   ARTICLE VII

                                    OFFICERS

            Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, such Vice-Presidents as shall from time to time be deemed necessary, a Secretary, such Assistant Secretaries as shall from time to time be deemed necessary, and a Chief Financial Officer. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary. When all the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

            Section 2. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

            Section 3. Term; Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

            Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties and possess such powers as are customarily vested in such office or as may be vested in the Chairman of the Board by the Board of Directors, the Certificate of Incorporation or these Bylaws.

            Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation


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and shall see that all orders and resolutions of the Board of Directors are carried into effect.

            He or she shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

            Section 6. Vice-President. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the chief executive officer, perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

            Section 8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and


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have such other powers as the Board of Directors may from time to time prescribe.

            Section 9. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

            If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corpo-


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ration, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the corporation's employees, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit


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was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation unless in the specific case a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination may be made (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding (whether or not such disinterested directors constitute a quorum), (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reason ably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

            Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care


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by the Corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

            Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of New York for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

            Section 6. Expenses Payable in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

            Section 7. Non-Exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors


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or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Business Corporation Law of the State of New York (the "NYBCL") or otherwise.

            Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

            Section 9. Meaning of "Corporation" for Purposes of Article VIII. For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


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            Section 10. Term of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

            Section 11. Severability. If any word, clause or provision of this
Article VIII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

            Section 12. Intent of Article. The intent of this Article VIII is to provide for indemnification to the fullest extent permitted by the NYBCL. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VIII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES

            Section 1. General. The shares of the Corporation shall be represented by certificates or shall be uncertified. Certificates shall be signed by the Chairman of the Board or the Chief Executive Officer or a Vice-President and the Secretary or an Assistant Secretary or the Chief Financial Officer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

            When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares


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

in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

            Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the NYBCL.

            Section 2. Signatures. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

            Section 3. Replacement Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

            Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Corporation.


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

            Section 4. Shareholders of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

            The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

            Section 5. Shareholder List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.


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

                                    ARTICLE X

                               GENERAL PROVISIONS

            Section 1. Dividends. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

            Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

            Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

            Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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

                                   ARTICLE XI

                                   AMENDMENTS

            These Bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These Bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with precise statement of the changes made. Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.


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